UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 9, 2016

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2016, Oxford Immunotec Ltd. (“OI Ltd.”), a wholly owned subsidiary of Oxford Immunotec Global PLC (“OI Global”), entered into a Second Amendment to Supply and Reseller Agreement (the “Second Amendment”) with Life Technologies Corporation (“LifeTech”). The Second Amendment amends the Supply and Reseller Agreement between OI Ltd. and LifeTech dated August 12, 2013 (the “Agreement”), as amended by the First Amendment to Supply and Reseller Agreement dated April 1, 2014 (the “First Amendment”). The Agreement was originally filed as Exhibit 10.21 of OI Global’s Registration Statement on Form S-1 (File No. 333-191737) on October 15, 2013. The First Amendment was originally filed as Exhibit 10.1 of OI Global’s current report on Form 8K on April 3, 2014. The Second Amendment extends the term of the Agreement and establishes pricing, each through the 2018 calendar year.

The descriptions of the Agreement, the First Amendment and the Second Amendment are summary in nature and are qualified in their entirety by reference to the full and complete terms of the Agreement, the First Amendment and the Second Amendment, as applicable, which are incorporated by reference herein. OI Global expects to file the Second Amendment as an exhibit to its quarterly report on Form 10-Q for the third quarter of 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2016

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Elizabeth M. Keiley
Elizabeth M. Keiley VP and General Counsel